Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4/A (No. 333-107200) of SEMCO Energy, Inc. of our reports dated February 10, 2003 relating to the financial statements and financial statement schedule of SEMCO Energy, Inc., which appears in such Registration Statement.  We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Detroit, Michigan

November 11, 2003